AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

This Agreement of Merger and Plan of Reorganization (this “Agreement”) is entered into as of April 23, 2014 by and among ALARMING DEVICES, INC., a Nevada corporation (“ADI”) and STATIONDIGITAL CORPORATION a Delaware corporation (“StationDigital”). ADI and StationDigital are sometimes hereinafter collectively referred to as the “Parties” and individually as a “Party.”

WHEREAS, ADI is a publicly-owned Nevada corporation with 5,340,000 shares of common stock, par value $0.001, issued and outstanding (the “ADI Common Stock”) and is quoted on the Over the Counter Markets under the symbol “ALDV”;

WHEREAS, StationDigital is a Delaware corporation with One Hundred Thousand (100,000) shares of common stock, par value $0.01, issued and outstanding (the “StationDigital Common Stock”) and Fifty-Six (56) shares of Series A Preferred Stock, par value $0.01, issued and outstanding (the “StationDigital Preferred Stock”);

WHEREAS, the Board of Directors ADI and StationDigital have approved the merger of StationDigital with and into ADI (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Nevada Revised Statutes (the “NRS”) and the Delaware General Corporation Law (“GCL”), whereby each issued and outstanding share of StationDigital Common Stock will be converted into the right to receive Thirty-Four (34) shares of ADI Common Stock and each share of the StationDigital Preferred Stock will be converted into the right to receive One (1) share of ADI Preferred stock (the “Merger Consideration”);

WHEREAS, the Board of Directors of each of ADI and StationDigital, in accordance with the NRS and the GCL have (i) determined that this Agreement and the Merger are advisable and in the best interests of such corporation and its stockholders, (ii) adopted this Agreement and the Merger and (iii) recommended that its stockholders approve this Agreement;

WHEREAS, the requisite stockholders of StationDigital have approved this Agreement and the transactions contemplated and described hereby and thereby, including, without limitation, the Merger and ADI have approved by written consent pursuant to 78.320 of the NRS, this Agreement, the Merger, and the transactions contemplated and described hereby and thereby.

WHEREAS, the Board of Directors of ADI has approved Amended and Restated Articles of Incorporation of ADI (the “Amendment”) attached as Exhibit A hereto, to (1) increase its authorized capital stock to 510,000,000 shares, of which 500,000,000 will be designated Common Stock and 10,000,000 will be designated Preferred Stock, (2) effect a forward-split such that every one share of ADI Common Stock issued and outstanding immediately prior to filing of the Amendment will be converted into that number of shares of ADI Common Stock obtained by multiplying each share of ADI Common Stock and ADI Preferred Stock by 17.6471 (the “Split”), and (3) change the name of ADI to “StationDigital, Corporation” The Amendment will be filed with the Nevada Secretary of State after the Closing (as hereinafter defined) and as soon as practical;

WHEREAS, the requisite stockholders of ADI have approved the Amendment and the transactions contemplated thereby;

WHEREAS, the parties hereto intend that the Merger contemplated herein shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the parties agree as follows:

ARTICLE I
PLAN OF MERGER

1.1.          Merger. Subject to the terms and conditions of this Agreement and the Certificate of Merger, StationDigital shall be merged with and into ADI in accordance with Section 252 of the DGCL and Section 92A.200 of the NRS. At the Effective Time (as hereinafter defined), the separate legal existence of StationDigital shall cease, and ADI shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and shall continue its corporate existence under the laws of the State of Nevada under the name “StationDigital Corporation”

1.2.          Effective Time. The Merger shall become effective upon the filing of the respective Certificates of Merger with the Secretaries of State of the States of Nevada and Delaware in accordance with Section 251(c) of the DGCL and Section 92A.200 of the NRS. The time at which the Merger shall become effective as aforesaid is referred to hereinafter as the “Effective Time.”

1.3.          Closing. The closing of the Merger (the “Closing”) shall occur concurrently with the Effective Time (the “Closing Date”). The Closing shall occur at the offices of Kane Kessler, P.C., 1350 Avenue of the Americas, 26th Floor, New York, New York 10019. At the Closing, all of the documents, certificates, agreements, opinions and instruments referenced in Section 1.9 will be executed and delivered as described therein. At the Effective Time, all actions to be taken at the Closing shall be deemed to be taken simultaneously.

1.4.          Assets and Liabilities. At the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of ADI and StationDigital (collectively, the “Constituent Corporations”); and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well as all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of such Constituent Corporations shall not revert or be in any way impaired by the Merger; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

1.5.         Manner and Basis of Converting Shares. At the Effective Time:

(a)          each share of StationDigital Common Stock beneficially owned by the stockholders listed on Exhibit B attached hereto (the “StationDigital Stockholders”) (other than shares of StationDigital Common Stock as to which appraisal rights are perfected pursuant to the applicable provisions of the DGCL and not withdrawn or otherwise forfeited) shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive Thirty-Four (34) share of ADI Common Stock;

(b)          each share of StationDigital Preferred Stock, outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive One (1) share of ADI Preferred Stock.

(c)          the holders of convertible notes of StationDigital set forth on Exhibit G hereto (the “StationDigital Noteholders”), shall receive an aggregate of One Hundred Eighty-Five Thousand Five Hundred Eighty-Three (185,583) shares of ADI Common Stock to be distributed to the holders of the StationDigital Notes in accordance with the pro-rata ownership of the StationDigital Noteholders.

1.6.         Surrender and Exchange of Certificates. Promptly after the Effective Time and upon surrender of a certificate or certificates representing shares of StationDigital Common Stock and StationDigital Preferred Stock (the “StationDigital Shares”) or delivery of the StationDigital Notes by the StationDigital Noteholders that were outstanding immediately prior to the Effective Time, or an affidavit and indemnification in form reasonably acceptable to counsel for ADI stating that such StationDigital Stockholder has lost his certificate or certificates or that such have been destroyed, ADI shall issue to each StationDigital Stockholder surrendering such certificate(s) or affidavit, or in the case of a StationDigital Noteholder surrendering such note, a certificate or certificates registered in the name of such StationDigital Stockholder representing the number of shares of ADI Common Stock or ADI Preferred Stock that such StationDigital Stockholder shall be entitled to receive as set forth in Section 1.5(b). Until the certificate(s) and note(s) is or are surrendered, each certificate(s) and note(s) that immediately prior to the Effective Time represented any outstanding shares of StationDigital Shares shall be deemed at and after the Effective Time to represent only the right to receive upon surrender as aforesaid the number of shares of ADI Common Stock or ADI Preferred Stock as specified in Section 1.5(b) for the holder thereof or to perfect any rights of appraisal that such holder may have pursuant to the applicable provisions of the DGCL.

1.7.         ADI Common Stock. ADI agrees that it will cause the ADI Common Stock and ADI Preferred Stock (collectively, the “Merger Shares”) into which the StationDigital Shares and the StationDigital Notes are converted at the Effective Time pursuant to Section 1.6(b) to be available for such purposes. ADI further covenants that there will be no more than 5,340,000 pre-Merger shares of ADI Common Stock issued and outstanding, and that no other pre-Merger common or preferred stock or equity securities or any options, warrants, rights or other agreements or instruments convertible, exchangeable or exercisable into common or preferred stock or other equity securities shall be issued or outstanding.

1.8.          Operation of Surviving Corporation. StationDigital acknowledges that upon the effectiveness of the Merger, and the material compliance by ADI and StationDigital with their respective duties and obligations hereunder, ADI shall have the absolute and unqualified right to deal with the assets and business of the Surviving Corporation as its own property without limitation on the disposition or use of such assets or the conduct of such business.

1.9.          Closing Events. At the Closing, each of the respective parties shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all officers’ certificates, opinions, financial statements, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, and the documents and certificates provided in Sections 5.2, 5.4, 6.2, 6.4 and 6.5, together with such other items as may be reasonably requested by the parties and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. If agreed to by the parties, the Closing may take place through the exchange of documents (other than the exchange of stock certificates) by fax, email and/or express courier.

1.10.         Exemption From Registration. ADI and StationDigital intend that the Merger Shares to be issued pursuant to the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (“Securities Act”) and from the qualification and registration requirements of any applicable state “Blue Sky” or securities laws.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND
WARRANTIES OF STATIONDIGITAL

StationDigital represents and warrants to ADI that the statements contained in this Article II are true and correct to the knowledge of StationDigital. For purposes of this Article II, the phrase “to the knowledge of StationDigital” or any phrase of similar import shall be deemed to refer to the actual knowledge of the executive officers of StationDigital immediately before the Closing.

2.1.          Organization. StationDigital is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. StationDigital has the power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a StationDigital Material Adverse Effect (as hereinafter defined). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of StationDigital’s organizational documents. StationDigital has taken all action required by laws, its certificate of incorporation, certificate of business registration, or otherwise to authorize the execution and delivery of this Agreement. StationDigital has full power, authority, and legal right and has taken or will take all action required by law, its Certificate of Incorporation, and otherwise to consummate the transactions herein contemplated. For purposes of this Agreement, “StationDigital Material Adverse Effect” means a material adverse effect on the assets, business, condition (financial or otherwise) or results of operations of StationDigital or its subsidiaries taken as a whole.

2.2.          Capitalization. The authorized capital stock of StationDigital consists of Two Hundred Thousand (200,000) shares of common stock, par value $0.001 per share and Ten Thousand (10,000) shares of Preferred Stock, par value $0.001 per share. As of the date of this Agreement, One Hundred Thousand (100,000) shares of StationDigital Common Stock are issued and outstanding, Fifty-Six (56) shares of Preferred Stock are outstanding, and no shares of StationDigital Common Stock or preferred stock are held in the treasury of StationDigital. In addition, there are convertible notes in the aggregate amount of $565,000 convertible into shares of common stock effective upon the Effective Time. There are no StationDigital Warrants, no StationDigital Options, and no StationDigital Notes issued and outstanding. All of the issued and outstanding StationDigital Shares are duly authorized, validly issued, and fully paid, nonassessable and free of all pre-emptive rights. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to StationDigital. There are no agreements to which the StationDigital is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of StationDigital. To the knowledge of StationDigital, there are no agreements among other parties to which StationDigital is a party and by which it is bound with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of StationDigital. All of the issued and outstanding StationDigital Shares were issued in compliance with applicable federal and state securities laws.

2.3.         Financial Statements.

(a)          StationDigital has filed all income tax returns required to be filed by it from its inception to the date hereof. All such returns are complete and accurate in all material respects.

(b)          StationDigital has no liabilities with respect to the payment of federal, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable, for which StationDigital may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity.

(c)          No deficiency for any taxes has been proposed, asserted or assessed against StationDigital. There has been no tax audit, nor has there been any notice to StationDigital by any taxing authority regarding any such tax audit, or, to the knowledge of StationDigital, is any such tax audit threatened with regard to any taxes or StationDigital tax returns. StationDigital does not expect the assessment of any additional taxes of StationDigital for any period prior to the date hereof and has no knowledge of any unresolved questions concerning the liability for taxes of StationDigital.

(d)          StationDigital shall provide to ADI the audited balance sheets of StationDigital as of, and the audited statements of income, shareholders’ equity and cash flows of StationDigital for the year ended, December 31, 2013 (the “StationDigital Balance Sheet Date”) (the “StationDigital Financial Statements”). The StationDigital Financial Statements have been prepared from the books and records of StationDigital in accordance with Generally Accepted Accounting Principals (“GAAP”) applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of StationDigital as of the respective dates thereof and for the periods referred to therein, with regard to the December 31, 2013 financial statements such financial statements comply as to form with the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) for inclusion of such StationDigital Financial Statements in the ADI filings with the SEC as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are consistent with the books and records of StationDigital, except as provided in the notes thereto.

(e)          The books and records, financial and otherwise, of StationDigital are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

2.4.         Disclosure. No representation or warranty by StationDigital contained in this Agreement or in any of the agreements or other documents executed pursuant to this Agreement, and no statement contained in any document, certificate or other instrument delivered or to be delivered by or on behalf of StationDigital pursuant to this Agreement or therein, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. StationDigital has disclosed to ADI all material information relating to the business of StationDigital or the transactions contemplated by this Agreement.

2.5.         Undisclosed Liabilities. StationDigital has no material liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the StationDigital Financial Statements referred to in Section 2.3, (b) liabilities which have arisen since the date of the StationDigital Financial Statements in the Ordinary Course of Business (as hereinafter defined) and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet. As used in this Article II, “Ordinary Course of Business” means the ordinary course of StationDigital’s business, consistent with past custom and practice (including with respect to frequency and amount).

2.6.         Absence of Certain Changes or Events. Except as set forth in this Agreement and the StationDigital Financial Statements:

(a)          except in the Ordinary Course of Business, there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of StationDigital; or (ii) any damage, destruction, or loss to StationDigital (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of StationDigital; and

(b)          StationDigital has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) not otherwise in the Ordinary Course of Business; (ii) paid any material obligation or liability not otherwise in the Ordinary Course of Business (absolute or contingent) other than current liabilities reflected in or shown on the most recent StationDigital balance sheet, and current liabilities incurred since that date in the Ordinary Course of Business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights not otherwise in the Ordinary Course of Business; (iv) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party not otherwise in the Ordinary Course of Business if such amendment or termination is material, considering the business of StationDigital; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

2.7.         Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of StationDigital, threatened by or against StationDigital, or affecting StationDigital, or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

2.8.         No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which StationDigital is a party or to which any of its properties or operations are subject.

2.9.          Contracts. StationDigital has provided, or will provide ADI, copies of all material contracts, agreements, franchises, license agreements, or other commitments to which StationDigital is a party or by which it or any of its assets, products, technology, or properties are bound.

2.10.         Compliance With Laws and Regulations. StationDigital has complied with all applicable statutes and regulations of any federal, state, county, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of StationDigital.

2.11.         Approval of Agreement. The board of directors of StationDigital (the “StationDigital Board”) and the holders of a majority of the StationDigital Shares will have authorized the execution and delivery of this Agreement by StationDigital and will have approved the transactions contemplated hereby prior to the Closing. This Agreement has been duly and validly executed and delivered by StationDigital and constitutes a valid and binding obligation of StationDigital, enforceable against StationDigital in accordance with its terms.

2.12.         Title and Related Matters. StationDigital has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the StationDigital balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the Ordinary Course of Business), free and clear of all liens, pledges, charges, or encumbrances except statutory liens or claims not yet delinquent, those set forth in the StationDigital Financial Statements, those arising in the Ordinary Course of Business, and those disclosed in a StationDigital disclosure schedule.

2.13.         Governmental Authorizations. StationDigital has all licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by StationDigital of this Agreement and the consummation by StationDigital of the transactions contemplated hereby.

2.14.         Continuity of Business Enterprises. StationDigital has no commitment or present intention to liquidate StationDigital or sell or otherwise dispose of a material portion of its business or assets following the consummation of the transactions contemplated hereby.

2.15.         StationDigital Stockholders. The StationDigital Stockholders are the legal and beneficial owners of 100% of the StationDigital Shares and the StationDigital Stockholders have full right, power, and authority to transfer, assign, convey, and deliver their respective StationDigital Shares; and delivery of such StationDigital Shares at the Closing will convey to ADI good and marketable title to such StationDigital Shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances except for any such claims, charges, equities, liens, security interests, and encumbrances arising out of such StationDigital Shares being held by ADI.

2.16.         No Brokers. StationDigital has not entered into any contract with any person, firm or other entity that would obligate StationDigital or ADI to pay any commission, brokerage or finders’ fee in connection with the transactions contemplated hereby.

2.17.         Subsidiaries. StationDigital has no subsidiaries.

2.18.         Intellectual Property. StationDigital owns or has the right to use all Intellectual Property (as hereinafter defined) necessary (a) to use, manufacture, market and distribute the products manufactured, marketed, sold or licensed, and to provide the services provided, by StationDigital to other parties (together, the “Customer Deliverables”) and (b) to operate the internal systems of StationDigital that are material to its business or operations, including, without limitation, computer hardware systems, software applications and embedded systems (the “Internal Systems”). The Intellectual Property owned by or licensed to StationDigital and incorporated in or underlying the Customer Deliverables or the Internal Systems is referred to herein as the “StationDigital Intellectual Property”). Each item of StationDigital Intellectual Property will be owned or available for use by ADI immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. StationDigital has taken all reasonable measures to protect the proprietary nature of each item of StationDigital Intellectual Property. To the knowledge of StationDigital, (i) no other person or entity has any rights to any of StationDigital Intellectual Property owned by StationDigital except pursuant to agreements or licenses entered into by StationDigital and such person in the ordinary course, and (ii) no other person or entity is infringing, violating or misappropriating any of StationDigital Intellectual Property. For purposes of this Agreement, “Intellectual Property” means all patents and patent applications, copyrights and registrations thereof, computer software, data and documentation, trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, trademarks, service marks, trade names, domain names and applications and registrations therefor, and other proprietary rights relating to any of the foregoing.

2.19.         Certain Business Relationships With Affiliates. Except as contemplated by employment agreements, consulting agreements and the agreements contemplated by the transactions contemplated by this Agreement no affiliate of StationDigital (a) owns any property or right, tangible or intangible, which is used in the business of StationDigital, (b) has any claim or cause of action against StationDigital, or (c) owes any money to, or is owed any money by, StationDigital.

ARTICLE III
REPRESENTATIONS, COVENANTS, AND
WARRANTIES OF ADI

ADI represents and warrants to StationDigital that the statements contained in this Article III are true and correct to the knowledge of ADI. For purposes of this Article III, the phrase “to the knowledge of ADI,” “to the knowledge of Acquisition,” or any phrase of similar import shall be deemed to refer to the actual knowledge of the executive officers of ADI, as applicable, immediately before the Closing.

3.1.          Organization.

ADI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the ADI Reports (as hereinafter defined) are complete and correct copies of the Articles of Incorporation and bylaws of ADI, and all amendments thereto, as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of ADI’s Articles of Incorporation or bylaws. ADI has taken all action required by law, its Articles of Incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and ADI has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, bylaws, or otherwise to consummate the transactions contemplated hereby.

3.2.          Capitalization.

The authorized capital stock of ADI consists of 75,000,000 shares of ADI Common Stock par value $0.001 per share. After giving effect to the Amendment, the authorized capital stock of ADI shall be 510,000,000 shares of which 500,000,000 will be designated ADI Common Stock and 10,000,000 will be designated blank check preferred stock. Immediately prior to the Closing, there shall be 5,340,000 shares of ADI Common Stock issued and outstanding, and no shares of preferred stock issued and outstanding. All the issued and outstanding shares of ADI Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all pre-emptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which ADI is a party or which are binding upon ADI providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to ADI. There are no agreements to which ADI is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of ADI. To the knowledge of ADI, there are no agreements among other parties to which ADI is a party and by which it is bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of ADI. All of the issued and outstanding shares of ADI Common Stock were issued in compliance with applicable federal and state securities laws. The Shares of ADI Common Stock to be issued at the Closing pursuant this Agreement, when issued and delivered in accordance with the terms hereof, shall be duly and validly issued, fully paid and nonassessable and free of all preemptive rights.

The Merger Shares to be issued at the Closing pursuant to Section 1.5, when issued and delivered in accordance with the terms of this Agreement, shall be duly and validly issued, fully aid and non-assessable.

3.3.          Financial Statements. The audited financial statements and unaudited interim financial statements of the ADI included in the ADI Reports (collectively, the “ADI Financial Statements”) (a) complied as to form in all material respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed, (b) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (c) fairly present the consolidated financial condition, results of operations and cash flows of the ADI as of the respective dates thereof and for the periods referred to therein, and (d) are consistent with the books and records of the ADI.

3.4.          Securities Act and Exchange Act Filings. ADI has furnished or made available to StationDigital complete and accurate copies, as amended or supplemented, of its (a) effective Registration Statement on Form S-1, which contains audited financial statements for the period July 22, 2008 (inception) through August 31,2008 as filed with the SEC (SEC File No. 333-15010), and (b) all other reports filed by ADI under Section 13 or 15(d) of the Exchange Act and all proxy or information statements filed by ADI under subsections (a) or (c) of Section 14 of the Exchange Act with the SEC since January 29, 2009 (such documents are collectively referred to herein as the “ADI Reports”). The ADI Reports constitute all of the documents required to be filed by ADI under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from January 29, 2009 through the date of this Agreement. The ADI Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. Each ADI Report filed under the Exchange Act was filed on or before its due date (if any) or within the applicable extension period provided under the Exchange Act. As of their respective dates, ADI Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.5.          Undisclosed Liabilities. Except as set forth in the ADI Financial Statements, to the knowledge of ADI, neither ADI nor any Subsidiary has any material liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the ADI Reports, (d) liabilities which have arisen since the date of the ADI Reports in the Ordinary Course of Business (as hereinafter defined) and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet. As used in this Article III, “Ordinary Course of Business” means the ordinary course of ADI’s business, consistent with past custom and practice (including with respect to frequency and amount).

3.6.         Absence of Certain Changes or Events. Except as described herein or, with respect to ADI, in the ADI Reports:

(a)          there has not been any material adverse change, financial or otherwise, in the business, operations, properties, assets, or condition of ADI (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of ADI;

(b)          ADI has not (i) amended its Articles of Incorporation or bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of ADI; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees;

(c)          ADI has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the Ordinary Course of Business; (iii) paid or agreed to pay any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent ADI Reports and current liabilities incurred since that date in the Ordinary Course of Business and professional and other fees and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, property, or rights (except assets, property, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of ADI; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement;

(d)          To the best knowledge of ADI, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of ADI; and

3.7.         Title and Related Matters. ADI has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the ADI Reports or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the Ordinary Course of Business), free and clear of all liens, pledges, charges, or encumbrances except:

(a)          statutory liens or claims not yet delinquent;

(b)          such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and

(c)          as described in the ADI Reports.

3.8.         Litigation and Proceedings. There are no actions, suits, or proceedings pending or, to the knowledge of ADI, threatened by or against or affecting ADI, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

3.9.          Contracts. ADI is not a party to any material contract, agreement, or other commitment, except as specifically disclosed in the ADI Reports.

3.10.         No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which ADI is a party or to which it or any of its assets or operations are subject.

3.11.         Governmental Authorizations. ADI is not required to have any licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by ADI of this Agreement and the consummation by ADI of the transactions contemplated hereby.

3.12.         Compliance With Laws and Regulations. Except as disclosed in the ADI Reports, ADI:

(a)          is in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any governmental entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a ADI Material Adverse Effect (as hereinafter defined);

(b)          has complied with all federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations;

(c)          has not, and the past and present officers, directors and affiliates of ADI have not, been the subject of, nor does any officer or director of ADI have any reason to believe that ADI or any of its officers, directors or affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;

(d)          has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation;

(e)          has not, and the past and present officers, directors and affiliates have not, been the subject of, nor does any officer or director of ADI have any reason to believe that ADI or any of its officers, directors or affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person; and

(f)          does not and will not immediately prior to the Closing, have any liabilities, contingent or otherwise and is not a party to any executory agreements

For purposes of this Agreement, “ADI Material Adverse Effect” means a material adverse effect on the assets, business, condition (financial or otherwise) or results of operations of ADI or its subsidiaries taken as a whole.

3.13.         Insurance. ADI owns no insurable properties and carries no casualty or liability insurance.

3.14.         Approval of Agreement. The board of directors of ADI (the “ADI Board”) has authorized the execution and delivery of this Agreement by ADI and has approved this Agreement and the transactions contemplated hereby.

3.15.         Material Transactions With Affiliates. Except as disclosed herein and in the ADI Reports, there exists no material contract, agreement, or arrangement between ADI and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record or known by ADI to own beneficially any common stock of ADI and which is to be performed in whole or in part after the date hereof or was entered into not more than three (3) years prior to the date hereof. Neither any officer, director, nor ten percent (10%) stockholder of ADI has, or has had during the last preceding full fiscal year, any known interest in any material transaction with ADI which was material to the business of ADI. ADI has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with any such affiliated person.

3.16.         Employment Matters. ADI has no employees.

3.17.         No Brokers. ADI has not entered into any contract with any person, firm or other entity that would obligate StationDigital or ADI to pay any commission, brokerage or finders’ fee in connection with the transactions contemplated herein.

3.18.         Subsidiaries. ADI has no subsidiaries.

3.19.         Disclosure. No representation or warranty by ADI contained in this Agreement, and no statement contained in any document, certificate or other instrument delivered or to be delivered by or on behalf of ADI pursuant to this Agreement or therein, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. ADI has disclosed to StationDigital all material information relating to the business of ADI or the transactions contemplated by this Agreement.

ARTICLE IV
SPECIAL COVENANTS

4.1.          Current Report. In connection with the Closing, the parties shall file a current report on Form 8-K relating to this Agreement and the transactions contemplated hereby (the “Current Report”). Each of StationDigital and ADI shall cause the Current Report to be filed with the SEC no later than four (4) business days of the Closing and to otherwise comply with all requirements of applicable federal and state securities laws, in particular with the information required by Item 2.01(f) of Form 8-K.

4.2.          Actions of Acquisition Stockholder. Prior to the Closing, ADI shall cause and demonstrate to StationDigital the following actions have been taken by the written consent of the holders of a majority of the outstanding shares of common stock of Acquisition:

(a)          the approval of this Agreement and the transactions contemplated hereby; and

(b)          such other actions as the directors may determine are necessary or appropriate.

4.3.          Actions of StationDigital. Prior to the Closing, StationDigital shall cause and demonstrate to ADI the following actions have been taken by the written consent of the holders of a majority of the outstanding StationDigital Shares:

(a)          the approval of this Agreement and the transactions contemplated hereby; and

(b)          such other actions as the directors may determine are necessary or appropriate.

4.4.          Access to Properties and Records. ADI and StationDigital will each afford to the officers and authorized representatives of the other reasonable access to the properties, books, and records of ADI or StationDigital in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of ADI or StationDigital as the other shall from time to time reasonably request.

4.5.          Delivery of Books and Records. At the Closing, ADI shall deliver to StationDigital, the copies of the corporate minute books, books of account, contracts, records, and all other books or documents.

4.6.          Actions Prior to Closing by Both Parties.

(a)          From and after the date of this Agreement until the Closing Date and except as permitted or contemplated by this Agreement, ADI and StationDigital will each: (i) carry on its business in substantially the same manner as it has heretofore; (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty; (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; (iv) perform in all material respects all of its obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business; (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b)          Except as set forth herein, from and after the date of this Agreement until the Closing Date, none of ADI or StationDigital or will: (i) make any change in their organizational documents, charter documents or bylaws; (ii) take any action described in Section 2.6 in the case of StationDigital, or in Section 3.6 in the case of ADI or Acquisition (all except as permitted therein or as disclosed in the applicable party’s schedules); (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the Ordinary Course of Business involving the sale of goods or services, or (iv) make or change any material tax election, settle or compromise any material tax liability or file any amended tax return.

4.7.          Indemnification.

(a)          Indemnification by StationDigital. StationDigital hereby agrees to defend and indemnify ADI and each of the officers, agents and directors of ADI as of the date of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in Article II. The indemnification provided for in this Section 4.7(a) shall not survive the Closing and consummation of the transactions contemplated hereby but shall survive the termination of this Agreement pursuant to Section 7.1(b).

(b)          Indemnification by ADI. ADI hereby agrees to defend and indemnify StationDigital and each of the officers, agents and directors of StationDigital as of the date of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in Article III. The indemnification provided for in this Section 4.7(b) shall not survive the Closing and consummation of the transactions contemplated hereby but shall survive the termination of this Agreement pursuant to Section 7.1(c).

4.8.          Plan of Reorganization. This Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g). From and after the date of this Agreement and until the Closing Date, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

4.9.          Split. The Board of Directors of ADI has approved the Amendment to, among other things, effect the Split. The Amendment will be filed with the Nevada Secretary of State after the Closing and as soon as practical after all regulatory requirements have been satisfied. Following the filing of the Amendment ADI shall issue to each stockholder of record that number of shares obtained by multiply each share of ADI Common Stock Common Stock issued and outstanding immediately prior to filing of the Amendment by 17.6471.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF
ADI AND ACQUISITION

The obligations of ADI under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

5.1.          Accuracy of Representations; Performance. The representations and warranties made by StationDigital in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and StationDigital shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by StationDigital prior to or at the Closing. ADI may request to be furnished with a certificate, signed by a duly authorized officer of StationDigital and dated the Closing Date, to the foregoing effect.

5.2.          Officer’s Certificates. ADI shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of StationDigital to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of StationDigital threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in a disclosure schedule, by or against StationDigital which might result in any material adverse change in any of the assets, properties, business, or operations of StationDigital.

5.3.          No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of StationDigital, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of StationDigital.

5.4.          Other Items.

(a)          ADI shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as ADI may reasonably request.

(b)          ADI shall have conducted a complete and satisfactory due diligence review of StationDigital.

(c)          The transactions contemplated by this Agreement shall have been approved by the StationDigital Board and the StationDigital Stockholders.

(d)          Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents necessary from StationDigital’s lenders, creditors, vendors and lessors.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF STATIONDIGITAL

The obligations of StationDigital under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

6.1.          Accuracy of Representations; Performance. The representations and warranties made by ADI and Acquisition in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and ADI shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by ADI prior to or at the Closing. StationDigital shall have been furnished with a certificate, signed by a duly authorized executive officer of ADI and dated the Closing Date, to the foregoing effect.

6.2.          Officer’s Certificate. StationDigital shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of ADI to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of ADI threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

6.3.          No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of ADI nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of ADI.

6.4.          Good Standing. StationDigital shall have received certificates of good standing from the Secretary of State of the State of Nevada or other appropriate office, dated as of a date within ten (10) days prior to the Closing Date certifying that ADI and Acquisition are in good standing as corporations in the State of Nevada and have filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

6.5.          Other Items.

(a)          StationDigital shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as StationDigital may reasonably request.

(b)          StationDigital shall have conducted a complete and satisfactory due diligence review of ADI.

(c)          The transactions contemplated by this Agreement shall have been approved by the board of directors of ADI.

(d)          Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents necessary from StationDigital’s lenders, creditors, vendors and lessors.

(e)          There shall have been no material adverse changes in ADI or Acquisition, financial or otherwise.

(f)          There shall be no ADI Common Stock Equivalents outstanding as of immediately prior to the Closing. For purposes of the foregoing, “ADI Common Stock Equivalents” means any subscriptions, warrants, options or other rights or commitments of any character to subscribe for or purchase from ADI, or obligating ADI to issue, any shares of any class of the capital stock of ADI or any securities convertible into or exchangeable for such shares.

(g)          Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents necessary from ADI’s lenders, creditors, vendors, and lessors.

ARTICLE VII
TERMINATION

7.1.          Termination.

(a)          This Agreement may be terminated by either the StationDigital Board or the ADI Board at any time prior to the Closing Date if: (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the Merger contemplated by this Agreement; (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Merger; (iii) there shall have been any change after the date of the latest balance sheets of StationDigital and ADI, respectively, in the assets, properties, business, or financial condition of StationDigital and ADI, which could have a materially adverse affect on the value of the business of StationDigital and ADI, respectively, except any changes disclosed in the StationDigital Financial Statements and ADI Reports, as the case may be, dated as of the date of execution of this Agreement; or (iv) the Closing Date shall not have occurred by May 31, 2014. In the event of termination pursuant to this Section 7.1(a), no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions contemplated hereby.

(b)          This Agreement may be terminated at any time prior to the Closing by action of the ADI Board if StationDigital fails to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of StationDigital contained herein shall be inaccurate in any material respect, and, in either case if such failure is reasonably subject to cure, it remains uncured for seven (7) days after notice of such failure is provided to StationDigital. If this Agreement is terminated pursuant to this Section 7.1(b), this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that StationDigital shall bear its own costs as well as the costs incurred by ADI in connection with the negotiation, preparation, and execution of this Agreement and qualifying the offer and sale of securities contemplated hereby for exemption from the registration requirements of state and federal securities laws.

(c)          This Agreement may be terminated at any time prior to the Closing by action of the StationDigital Board if ADI fails to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of ADI contained herein shall be inaccurate in any material respect, and, in either case if such failure is reasonably subject to cure, it remains uncured for seven (7) days after notice of such failure is provided to ADI. If this Agreement is terminated pursuant to this Section 7.1(c), this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that ADI shall bear its own costs as well as the costs of StationDigital incurred in connection with the negotiation, preparation, and execution of this Agreement.

ARTICLE VIII
MISCELLANEOUS

8.1.          Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Nevada. Any dispute arising under or in any way related to this Agreement will be determined exclusively in the Federal or State Courts, for the County of Las Vegas, State of Nevada.

8.2.          Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

8.3.          Attorney’s Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

8.4.          Confidentiality. ADI, on the one hand, and StationDigital, on the other hand, will keep confidential all information and materials regarding the other party designated by such party as confidential. The provisions of this Section 8.4 shall not apply to any information which is or shall become part of the public domain through no fault of the party subject to the obligation from a third party with a right to disclose such information free of obligation of confidentiality. ADI and StationDigital agree that no public disclosure will be made by either party of the existence of the transactions contemplated by this Agreement or any of its terms without first advising the other party and obtaining its prior written consent to the proposed disclosure, unless such disclosure is required by law, regulation or stock exchange rule.

8.5.          Expenses. Except as otherwise set forth herein, each party shall bear its own costs and expenses associated with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, all costs and expenses incurred by StationDigital, Acquisition and ADI after the Closing shall be borne by ADI. After the Closing, the costs and expenses of the StationDigital Stockholders shall be borne by ADI.

8.6.          Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

8.7.          Third Party Beneficiaries. This contract is solely between ADI, and StationDigital and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

8.8.          Entire Agreement. This Agreement represents the entire agreement between the parties relating to the transaction. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

8.9.          Survival. The representations and warranties of the respective parties shall survive the Closing and the consummation of the transactions contemplated hereby.

8.10.         Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

8.11.         Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

8.12.         Press Releases and Announcements. No party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing party shall use reasonable efforts to advise the other parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above-written.

ALARMING DEVICES, INC.
a Nevada corporation

By:
Name: Timothy M. Roberts
Title: Chief Executive Officer

STATIONDIGITAL CORPORATION
a Delaware corporation

By:
Name: Timothy M. Roberts
Title: Chief Executive Officer

[signature page –

Agreement of Merger and Plan of Reorganization]

EXHIBIT A

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
FOREIGN CORPORATION INTO
A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is StationDigital Corporation, a Delaware corporation, and the name of the corporation being merged into this surviving corporation is ADI Acquisition, Inc., a Nevada corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation StationDigital Corporation, a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The authorized stock and par value of the non-Delaware corporation is 75,000,000 shares of capital stock, $0.001 par value.

SIXTH: The merger is to become effective on April, 2014.

SEVENTH: The Agreement of Merger is on file a ____________________________________, an office of the surviving corporation.

EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the _____ day of ________, 2014.

StationDigital Corporation

By:
Name:
Title:

EXHIBIT B

AMENDED AND RESTATED ARTICLES OF

INCORPORATION OF ALARMING DEVICES, INC.

EXHIBIT C

CERTIFICATE OF INCORPORATION
OF THE SURVIVING CORPORATION

EXHIBIT D

BYLAWS OF THE SURVIVING CORPORATION

EXHIBIT E

OFFICERS AND DIRECTORS OF THE
SURVIVING CORPORATION

EXHIBIT F

COMMON STOCK OWNERSHIP

EXHIBIT G

CONVERTIBLE NOTES

F-2